UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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KURA SUSHI USA, INC.

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December 27, 2019

To Our Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Kura Sushi USA, Inc. at the offices of the company at 17932 Sky Park Circle, Suite H, Irvine, California, on February 7, 2020, at 10:00 a.m. local time.

The matters expected to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend in person. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely

Hajime Uba
President and Chief Executive Officer

KURA SUSHI USA, INC.

17932 SKY PARK CIRCLE, SUITE H

IRVINE, CALIFORNIA 92614

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Stockholders of Kura Sushi USA, Inc. will be held at the offices of the company at 17932 Sky Park Circle, Suite H, Irvine, California, on February 7, 2020, at 10:00 a.m. local time, for the following purposes:

1. To elect the five directors named in the Proxy Statement, each to serve until the 2021 Annual Meeting of Stockholders of Kura Sushi USA, Inc. and until his or her successor shall have been duly chosen and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

2. To transact such other business as may properly come before the meeting or any adjournment or postponement hereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on or about December 27, 2019, we will send to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you did not receive such a Notice, you may elect to receive future notices, proxy materials and annual reports electronically through the Internet by following the instructions in this Proxy Statement. Only stockholders of record at the close of business on December 23, 2019 are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors

Koji Shinohara
Chief Financial Officer, Treasurer and Secretary

Irvine, California

December 27, 2019

Whether or not you expect to attend the meeting, please vote via the Internet, by telephone, or complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON FEBRUARY 7, 2020: THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT www.proxyvote.com.

KURA SUSHI USA, INC.

Proxy Statement

For the Annual Meeting of

Stockholders To Be Held on February 7, 2020

KURA SUSHI USA, INC.

17932 SKY PARK CIRCLE, SUITE H

IRVINE, CALIFORNIA 92614

PROXY STATEMENT

THE MEETING

The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Kura Sushi USA, Inc., a Delaware corporation (the “Company”), for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the offices of the Company at 17932 Sky Park Circle, Suite H, Irvine, California, on February 7, 2020, at 10:00 a.m. local time. The Notice of Internet Availability of Proxy Materials was first furnished to stockholders on or about December 27, 2019. An Annual Report for the year ended August 31, 2019 is enclosed with this Proxy Statement. An electronic copy of this Proxy Statement and Annual Report are available at www.proxyvote.com.

Voting Rights, Quorum and Required Vote

Only holders of record of our Class A and Class B common stock at the close of business on December 23, 2019, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on December 23, 2019, we had 8,335,050 shares of common stock outstanding and entitled to vote; of which 7,335,000 shares were Class A common stock and 1,000,050 shares were Class B common stock. On all matters to be voted on by stockholders, holders of our Class A common stock are entitled to one vote per share while holders of our Class B common stock are entitled to ten votes per share. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters described in this proxy statement.

A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business; provided that, where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

For Proposal No. 1—Election of Directors, directors will be elected by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, present in person or represented by proxy. With respect to each director nominee, abstentions and broker non-votes will count the same as votes against the election of such director nominee.

Voting Your Shares

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote in person at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, by telephone, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or in the case of the election of the directors, as a vote “for” election of each of the nominees presented by the Board.

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote in person at the annual meeting. If you do not provide voting instructions to your broker in advance of the annual meeting, New York Stock Exchange rules grant your broker discretionary authority to vote on “routine” proposals. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, that must be borne by the stockholder.

Expenses of Solicitation

The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. Following the original mailing of the proxies and other soliciting materials, the Company will request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Revocability of Proxies

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. eastern time (ET) on February 6, 2020, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting in person. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.

Delivery of Documents to Stockholders Sharing an Address

We have adopted a procedure approved by the Securities and Exchange Commission (“SEC”) called “householding” under which multiple stockholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the stockholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so by notifying us by telephone at (657) 333-4100, by email at investor@kurausa.com, or by mail at Kura Sushi USA, Inc. at 17932 Sky Park Circle, Suite H, Irvine, California 92614, and we will promptly deliver the requested materials. You also may request additional copies of the proxy materials by notifying us by telephone or in writing at the same telephone number, email address, or address. Stockholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

Beginning on or about December 27, 2019, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials, you may notify us by telephone, email or mail at the telephone number, email address and mailing address provided above.

Explanatory Note

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we will not be required to provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or obtain stockholder approval of any golden parachute payments not previously approved. In addition, because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this proxy statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies.

We could be an emerging growth company for up to five years from August 5, 2019, the completion of our initial public offering (“IPO”), or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur at the end of the fiscal year during which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Under Section 107(b) of the JOBS Act, emerging growth companies may delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Company’s Board of Directors is presently comprised of five members. These directors are elected by the stockholders at each annual meeting to serve until the next annual meeting following their election. The Company’s Board of Directors consists of Hajime Uba, Manabu Kamei, Seitaro Ishii, Shintaro Asako and Kim Ellis, each of whom stand for re-election at the Annual Meeting.

Each of the nominees for election is currently a director of the Company. If elected at the Annual Meeting, each of the nominees would serve until the next annual meeting and until his or her successor shall have been duly chosen and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. If any of the nominees are unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the stockholders may vote for a substitute nominee chosen by the present Board to fill the vacancy. In the alternative, the stockholders may vote for just the remaining nominees, leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce the size of the Board.

The names of the nominees for election as directors at the Annual Meeting, and certain information about them, including their ages as of December 27, 2019, are included below.

Nominees	Age	Position	Year Appointed	Term Expiration	Expiration of Term for which Nominated
Hajime Uba(1)	42	President, Chief Executive Officer, Director and Chairman of the Board	2017	2020	2021
Manabu Kamei(1)	44	Chief Operating Officer and Director	2017	2020	2021
Seitaro Ishii(2)(3)	72	Director	2018	2020	2021
Shintaro Asako(2)(3)(4)	45	Director	2019	2020	2021
Kim Ellis(1)(3)	53	Director	2019	2020	2021

(1)	Member of Strategy and Development Committee.
(2)	Member of the Audit Committee.
(3)	Member of Compensation Committee.
(4)	Lead Independent Director.

Nominees for Election as Directors

Hajime “Jimmy” Uba has served as President and Chief Executive Officer of the Company since 2008 and became a member of our Board of Directors in October 2017. He joined the Company’s parent, Kura Sushi, Inc. (“Kura Japan”), in 2000 and in 2008 was selected to establish and grow the Company. From 2004 to 2008, Mr. Uba headed operations for Kura Japan, where he oversaw operations for Eastern and Western Japan. During this time, Mr. Uba was responsible for the expansion of the Kura brand into Eastern Japan and managed over 100 restaurants. From 2000 to 2004, Mr. Uba spent three years as a restaurant manager and one year as a regional manager. During his tenure, Kura Japan grew from approximately 30 to 180 restaurant locations. He holds a Bachelor of Arts degree from Kansai University in Japan. Mr. Uba possesses extensive knowledge of all facets of our business and operations, as well as a deep understanding of our history and culture, making him qualified to serve as a member of our Board of Directors.

Manabu Kamei has served as Chief Operating Officer of the Company and a member of our Board of Directors since October 2017. He joined the Company’s parent, Kura Japan, in 1998 and held roles of increasing responsibility in operations, including directing of new restaurant openings and most recently, Director of Overseas Operations since 2012. Mr. Kamei is also currently a member of the board of directors of Kura Japan. Mr. Kamei has played an instrumental role at Kura Japan in leading new restaurant growth, streamlining operations and driving efficiency, including the creation of proprietary technology used in all of the Company and Kura Japan kitchens. Mr. Kamei holds a Bachelor of Arts from Ritsumeikan University. Mr. Kamei possesses extensive knowledge of the operational aspects of our business, making him qualified to serve as a member of our Board of Directors.

Seitaro Ishii has served as a member of our Board of Directors since October 1, 2018. He is the founder and Chief Executive Officer of IIOSS K.K., a Japanese professional consulting services firm specializing in organizational development and financial management (“IIOSS”), where he has served in such capacity since 2008. From 1980 to 2005, he served in various management capacities with Applied Materials, Inc., a semiconductor equipment company, including as Regional Chief Financial Officer in Japan as well as positions within global human resources and global operations. Prior to his service with Applied Materials, Inc., Mr. Ishii served as an internal audit manager for Gulf & Western, Inc. and prior to that as a staff accountant with Peat Marwick & Mitchell, predecessor to KPMG LLP. Mr. Ishii holds a Bachelor of Business Administration from Pace University. Mr. Ishii possesses extensive expertise in organizational development and financial management, making him qualified to serve as a member of our Board of Directors.

Shintaro Asako has served as a member of our Board of Directors since the completion of our initial public offering on August 5, 2019. He is the founder and Chief Executive Officer of Bulldog Advisory Inc., a California professional firm specializing in board and executive consultation services, where he has served in such capacity since August 2019. From 2011 to July 2019, he served in various management capacities with DeNa Co., Ltd., a developer of mobile game and online services, including as Chief Financial Officer and regional Chief Executive Officer & Chief Financial Officer of its western operations. From 2006 through 2011, Mr. Asako served as the Chief Financial Officer at MediciNova, Inc. Prior to his services with MediciNova, Inc., Mr. Asako held various positions at KPMG LLP and Arthur Andersen LLP, providing a variety of audit, tax, and business consulting services to multinational clients. Mr. Asako currently serves on various public and private company boards of directors, including 7-Eleven, Inc., Kubota Pharmaceutical Holdings Co., Ltd., Inglewood Co., Ltd., and Medmain, Inc. Mr. Asako holds a Bachelor of Science from the University of Southern California Leventhal School of Accounting and is a certified public accountant from the state of California. Mr. Asako possesses strong knowledge and experience in financial management, strategic planning as well as background in regulations for publicly listed companies both in the United States and Japan, making him qualified to serve as a member of our Board of Directors.

Kim Ellis has served as a member of our Board of Directors since December 1, 2019. She currently serves as Development Consultant for Artizen Advisors, a consulting firm providing strategy and growth advisory services to retail and restaurant companies. She also served as Chief Development Officer for iFLY Indoor Skydiving from September 2018 to August 2019, as Chief Development Officer for Piada Italian Street Food from August 2015 to January 2018, and as Senior Vice President of Development for Regis Corporation from 2011 to 2014. From 2006 to 2011, Ms. Ellis served as Executive Vice President of Development for Panda Restaurant Group, where she led the company’s growth and development endeavors and was instrumental in expanding Panda Express brand by over 500 locations. Ms. Ellis holds a Bachelor of Science in business from George Mason University and is an active Member of Board of Trustees of the International Council of Shopping Centers. Ms. Ellis’ over 30 years of development experience leading the growth of various retail and restaurant companies provide her with the qualifications and skills to serve as a member of our Board of Directors.

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

BOARD MATTERS

Family Relationships

There are no family relationships among any of our directors or executive officers.

Corporate Governance and Board Structure

Our Board of Directors currently consists of five members. Our amended and restated certificate of incorporation provides that our Board of Directors shall consist of at least three directors but not more than 11 directors and the authorized number of directors may be fixed from time to time by resolution of our Board of Directors. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the first annual meeting following election. The authorized number of directors may be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Hajime Uba serves as the Chairman of our Board of Directors. Based on the corporate governance rules of the Nasdaq Stock Market, Mr. Ishii, Mr. Asako and Ms. Ellis are independent directors.

In evaluating a director candidate’s qualifications, we will assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance our ability, as well as the ability of our board’s committees, to manage and direct our affairs and business. In addition, our corporate governance guidelines require our board of directors to consider diversity in identifying potential director nominees with a diverse mix of experience, qualifications, attributes or skills, including, but not limited to, work experiences, military service, geography, age, gender, race, ethnicity, disability, sexual orientation and other distinctions between directors. In addition, any search firm engaged to assist our board of directors to identify candidates for nomination to the board of directors will be specifically directed to include diverse candidates generally, and multiple women candidates in particular. Annually, the board of directors will review and assess the effectiveness of its diversity initiative. Our directors hold office until the earlier of their death, resignation, retirement, qualification or removal or until their successors have been duly elected and qualified.

Board Committees

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Strategy and Development Committee. Each of the committees will report to the Board of Directors as they deem appropriate, and as the Board of Directors may request. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities. As a “controlled company” for the purposes of the Nasdaq Stock Market, we are exempted from the requirement that we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors. We currently do not have a Nominating and Corporate Governance Committee and all our directors participate in the consideration of director nominees.

Each existing committee has the composition, duties and responsibilities described below.

Audit Committee

Our Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibilities regarding the integrity of financial statements, our compliance with applicable legal and regulatory requirements, the integrity of our financial reporting processes including its systems of internal accounting and financial controls, the performance of our internal audit function and independent auditor and our financial policy matters by approving the services performed by our independent accountants and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent accountants and takes action as it deems necessary to satisfy itself that the accountants are independent of management. The Audit Committee was formed in August 2019 and no meeting was held in fiscal year 2019.

Our Audit Committee consists of Mr. Ishii and Mr. Asako. Ms. Ellis was originally appointed to the Audit Committee in connection with her appointment as a member of the Board on December 1, 2019. After further consideration the Board elected to adjust the Audit Committee membership to consist of Mr. Ishii and Mr. Asako, with Ms. Ellis resigning as a member of the Audit Committee effective as of December 18, 2019. The SEC rules and the Nasdaq Stock Market rules require us to have all independent Audit Committee members within one year of the date of the completion of our IPO. Our Board of Directors has affirmatively determined that Mr. Ishii and Mr. Asako meet the definition of “independent directors” for the purposes of serving on an Audit Committee under applicable SEC and Nasdaq Stock Market rules. In addition, Mr. Asako will qualify as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at www.kurasushi.com.

Compensation Committee

The Compensation Committee oversees our overall compensation structure, policies and programs, and assesses whether our compensation structure establishes appropriate incentives for officers and employees. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, sets the compensation of these officers based on such evaluations and reviews and recommends to the Board of Directors any employment-related agreements, any proposed severance arrangements or change in control or similar agreements with these officers. The Compensation Committee also grants stock options and other awards under our stock plans. The Compensation Committee will review and evaluate, at least annually, the performance of the Compensation Committee and its members and the adequacy of the charter of the Compensation Committee. Mr. Ishii provided certain management consulting services to us through IIOSS, a company controlled by Mr. Ishii, which included, among other things, assisting the Company in matters related to executive officer compensation. Our Compensation Committee consists of Mr. Ishii, Mr. Asako and Ms. Ellis. The Compensation Committee was formed in August 2019 and no meetings were held in fiscal year 2019.

Our Board of Directors adopted a new written charter for the Compensation Committee, which is available on our corporate website at www.kurasushi.com. As a controlled company, we may rely upon the exemption from the requirement that we have a Compensation Committee composed entirely of independent directors, although Our Board of Directors has affirmatively determined that Mr. Ishii, Mr. Asako and Ms. Ellis meet the definition of “independent directors” for purposes of serving on a Compensation Committee under applicable Nasdaq Stock Market rules.

Strategy and Development Committee

The Strategy and Development Committee oversees the Company’s development initiatives, including strategic decisions with respect to new restaurant expansion and growth in sales. The Strategy and Development Committee currently consists of Ms. Ellis, Mr. Uba and Mr. Kamei. The Strategy and Development Committee was formed in fiscal year 2020 and no meetings were held in fiscal year 2019.

Risk Oversight

Our Board of Directors is currently responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Our Board of Directors does not have a standing risk management committee, but rather we administer this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.

Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.

Risk and Compensation Policies

We have analyzed our compensation programs and policies and have determined those programs and policies are not reasonably likely to have a material adverse effect on us. The Company’s compensation programs and policies mitigate risk by combining performance-based, long-term compensation elements with payouts that are highly correlated to the value delivered to stockholders. The combination of performance measures for annual bonuses and the equity compensation programs for executive officers, as well as the multi-year vesting schedules for equity awards encourage employees to maintain both a short-term and a long-term view with respect to Company performance.

Leadership Structure of the Board of Directors

The positions of Chairman of the Board and Chief Executive Officer are presently the same person. As our amended and restated bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having positions be held by the same person is the appropriate leadership structure for us at this time. In addition, we currently have a separate lead independent director. Our lead independent director is Shintaro Asako. In that role, he coordinates the activities of the independent directors, chairs executive sessions of the independent directors, and he serves as the principle liaison between management and the independent directors of the board of directors. We do not have a formal policy regarding having a separate lead independent director.

As of the date of this Proxy Statement, we have determined that the leadership structure of our Board of Directors has permitted our Board of Directors to fulfill its duties effectively and efficiently and is appropriate given the size and scope of our company and its financial condition.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee has ever been an officer or employee of the Company. Except for Manabu Kamei, who is our Chief Operating Officer and a member of our Board of Directors, none of our executive officers currently serves or in fiscal year 2019 has served as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee. Mr. Kamei currently serves as a member of the board of directors of Kura Japan, but does not currently serve, nor in fiscal year 2019 has served, on the Compensation Committee (or other board committee performing equivalent functions) of Kura Japan.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer and those officers and employees responsible for financial reporting. The full text of our code of business conduct and ethics is posted on the investor relations section of our website at www.kurasushi.com. We intend to disclose future amendments to our code of business conduct and ethics, or any waivers of their provisions that we grant to our directors or executive officers on our website.

Director Compensation

In November 2019, we adopted a non-employee director compensation plan covering non-employee directors. Under the plan, each non-employee director covered by the plan will receive an annual cash retainer and an annual grant of stock options for board service, and if such non-employee director serves as a committee chair or a lead independent director, an additional annual cash retainer for such committee chair or lead independent director service. The board has currently fixed the cash retainer for board service at $40,000 per year, the cash retainer for service as a committee chair at $20,000 to $25,000 per year and the cash retainer for service as a lead independent director at $20,000 per year. Each non-employee director will also receive the annual retainer stock option issued under the 2018 Incentive Compensation Plan with the value of $40,000 on the grant date. Such grant will have the other terms provided for in the 2018 Incentive Compensation Plan and the award agreement providing for such grant. Directors who are also employees, such as Mr. Uba and Mr. Kamei, do not and will not receive any compensation for their services as directors.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors, including expenses incurred in attending board meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as the protection provided by director and officer liability insurance provided by us.

The following table sets forth information concerning the compensation of our independent directors for the fiscal year ended August 31, 2019.

Name	Fees earned or paid in cash ($)	Stock Awards ($)	Total ($)
Seitaro Ishii	$191,673	—	$191,673
Shintaro Asako	$8,333	—	$8,333

Board Meetings

During fiscal year 2019, the Board of Directors held four meetings and acted through four unanimous written consents. Each of our directors attended all meetings of the Board of Directors and meetings held by any of the Committees of the Board on which such director served.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of any class of our common stock as of December 23, 2019 for:

•	each stockholder known by us to be the beneficial owner of more than 5% of any class of our outstanding shares of common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership in the following table is based on 8,335,050 shares of common stock outstanding as of December 23, 2019 (of which 7,335,000 shares were Class A common stock and 1,000,050 shares were Class B common stock), unless otherwise indicated in the footnotes below. In computing the number of shares of common stock beneficially owned by a person or entity and the percentage ownership of that person or entity, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or exercisable within 60 days of December 23, 2019. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Kura Sushi USA, Inc. at 17932 Sky Park Circle, Suite H, Irvine, California 92614.

As of December 23, 2019, Kura Japan beneficially owned 1,000,050 shares of Class B common stock, which represented 100% of the outstanding shares of Class B common stock on that date. Class B common stock has the same rights as the Class A common stock except for (i) certain conversion rights and (ii) on all matters to be voted on by stockholders, holders of our Class A common stock are entitled to one vote per share while holders of our Class B common stock are entitled to ten votes per share.

Name and Address of Beneficial Owner	Shares of Class A Common Stock Beneficially Owned		Shares of Class B Common Stock Beneficially Owned		Total Voting Power Beneficially Owned
	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Kura Japan(1)	4,000,000	54.5%	1,000,050	100%	80.8%

Executive Officers and Directors:
Hajime Uba(2)	34,516	*	—	—	*
Koji Shinohara(2)	26,480	*	—	—	*
Manabu Kamei(2)	15,128	*	—	—	*
Seitaro Ishii(2)	833	*	—	—	*
Shintaro Asako(2)	833	*	—	—	*
Kim Ellis(2)	833	*	—	—	*

All executive officers and directors as a group (6 persons)(2)	78,624	1.1%	—	—	*

*	Indicates ownership of less than one percent.
(1)

The principal business address of Kura Japan is 1035-2 Fukasaka, Naka-ku, Sakai-shi, Osaka 599-8253, Japan. Kunihiko Tanaka is the President of Kura Japan, and in such capacity has voting and investment control over the equity interests held by Kura Japan. Mr. Tanaka disclaims beneficial ownership of the equity interests held by Kura Japan.

(2)	Includes all options to purchase shares of Class A common stock exercisable within 60 days.

EXECUTIVE OFFICERS

The following set forth information regarding the executive officers of the Company as of December 27, 2019:

Name	Age	Position
Hajime Uba	42	President, Chief Executive Officer, Director and Chairman of the Board
Koji Shinohara	55	Chief Financial Officer, Treasurer and Secretary
Manabu Kamei	44	Chief Operating Officer and Director
Hideto Sugimoto	38	Director of Operations

Hajime “Jimmy” Uba has served as President and Chief Executive Officer of the Company since 2008 and became a member of our Board of Directors in October 2017. He joined the Company’s parent, Kura Japan, in 2000 and in 2008 was selected to establish and grow the Company. From 2004 to 2008, Mr. Uba headed operations for Kura Japan, where he oversaw operations for Eastern and Western Japan. During this time, Mr. Uba was responsible for the expansion of the Kura brand into Eastern Japan and managed over 100 restaurants. From 2000 to 2004, Mr. Uba spent three years as a restaurant manager and one year as a regional manager. During his tenure, Kura Japan grew from approximately 30 to 180 restaurant locations. He holds a Bachelor of Arts degree from Kansai University in Japan. Mr. Uba possesses extensive knowledge of all facets of our business and operations, as well as a deep understanding of our history and culture, making him qualified to serve as a member of our Board of Directors.

Koji Shinohara has served as Chief Financial Officer, Treasurer and Secretary of the Company since October 2017. From April 2005 through August 2017, Mr. Shinohara was with HOYA Holdings, Inc., an organization which at the time had approximately over 2,000 employees and U.S. gross sales of approximately $600 million, where he served as Executive Vice President and Chief Financial Officer since April 2006. Mr. Shinohara’s responsibilities included the preparation of HOYA Holdings, Inc.’s financial statements. From November 2015 to July 2017, he also held concurrent roles as Chief Financial Officer of HOYA Corporation USA and head of HOYA Corporation’s Global Financial Headquarters. From April 2004 to April 2005, Mr. Shinohara was a Senior Manager for KPMG US LLP and from January 2002 to March 2004 he served as Chief Financial Officer and Treasurer of Hankyu International Transport (USA), Inc. Earlier in his career, Mr. Shinohara spent five years with Arthur Andersen LLP, where he served as a Manager specializing in tax matters. Mr. Shinohara is a certified public accountant and holds a Master of Business Administration from Oklahoma City University.

Manabu Kamei has served as Chief Operating Officer of the Company and a member of our Board of Directors since October 2017. He joined the Company’s parent, Kura Japan, in 1998 and held roles of increasing responsibility in operations, including directing of new restaurant openings and most recently, Director of Overseas Operations since 2012. Mr. Kamei is also currently a member of the board of directors of Kura Japan. Mr. Kamei has played an instrumental role at Kura Japan in leading new restaurant growth, streamlining operations and driving efficiency, including the creation of proprietary technology used in all Company and Kura Japan kitchens. Mr. Kamei holds a Bachelor of Arts from Ritsumeikan University. Mr. Kamei possesses extensive knowledge of the operational aspects of our business, making him qualified to serve as a member of our Board of Directors.

Hideto Sugimoto has served as our Director of Operations since October 1, 2018. He joined the Company’s parent, Kura Japan, in 2004 and held roles of increasing responsibility in operations, including new restaurant openings in Eastern Japan, until being selected as an opening team member for Kura Japan in 2008. From 2016 to 2018, Mr. Sugimoto spent two years as Operations Controller of the Company, and was responsible for streamlining our operations and establishing a customer service department and data analytics division. From 2011 to 2016, Mr. Sugimoto oversaw the opening of 11 new restaurants in California and Texas. He is a graduate of Kunitachi Music Academy in Japan.

EXECUTIVE COMPENSATION

The following sets forth all compensation awarded to our Named Executive Officers (the “NEOs”) for the 2018 and 2019 fiscal years.

Summary Compensation Table

The following table sets forth the total compensation that was paid or accrued for the NEOs for the 2018 and 2019 fiscal years.

Name and Principal Position	Year	Salary		Bonus(1)		Option Awards(2)	All other Compensation		Total
Hajime Uba	2019	$253,754		—		—	$5,599	(9)	$259,353
Chairman of the Board, President and Chief Executive Officer	2018	$117,486	(3)	$39,107	(5)	$359,929	$25,487	(6)	$542,009

Koji Shinohara	2019	$212,500		—		—	—		$212,500
Chief Financial Officer, Treasurer and Secretary	2018	$170,000		$15,000		$121,682	—		$306,682

Manabu Kamei	2019	$155,297	(8)	—		—	$45,557	(10)	$200,854
Chief Operating Officer	2018	$105,667	(4)	––		$157,470	$33,082	(7)	$296,219

(1)	The amounts reported represent annual discretionary bonuses earned by our NEOs for the 2018 and 2019 fiscal years, based on the achievement of Company and individual performance objectives.
(2)

The amounts reported represent the aggregate grant date fair value of the stock options awarded to the NEOs during 2018 and 2019 fiscal years, calculated in accordance with FASB ASC Topic 718. Such grant date fair values do not take into account any estimated forfeitures. The amounts reported in this column reflect the accounting cost for these stock options and do not correspond to the actual economic value that may be received by the NEOs upon the exercise of the stock options or any sale of the underlying shares of common stock.

(3)	The amounts reported include $5,457 paid to Mr. Uba by Kura Japan.
(4)	The amounts reported include $8,247 paid to Mr. Kamei by Kura Japan.
(5)

Mr. Uba’s bonus was paid in Japanese Yen, and the U.S. dollar amounts shown in the “Bonus” column for Mr. Uba has been converted from yen to U.S. dollars using the currency conversion rate of 112 yen per U.S. dollar, which was the central rate as reported by the Bank of Japan on November 30, 2017 when Mr. Uba’s bonus was paid. All other compensation paid to Mr. Uba is paid in U.S. dollars and therefore no foreign currency conversion is needed.

(6)

For 2018, all other compensation for Mr. Uba includes $5,670 in medical insurance premiums; $613 in dental insurance premiums; $103 in vision insurance premiums; and $10 in life, accidental death and dismemberment insurance premiums. The aforementioned amounts represent insurance premiums paid on behalf of Mr. Uba that exceed the percentage the Company pays for all employees on a non-discriminatory basis. In addition, all other compensation for Mr. Uba includes $12,000 in housing allowances and company car use equaling $7,091. During fiscal year 2018, Mr. Uba was an expatriate but starting in fiscal year 2019, Mr. Uba is no longer an expatriate and will not receive a housing allowance, although Mr. Uba will receive the benefits of company car use and subsidized medical, dental, vision and other insurance plans.

(7)

For 2018, all other compensation for Mr. Kamei includes $1,588 in medical insurance premiums; $139 in dental insurance premiums; $27 in vision insurance premiums; and $10 in life, accidental death and dismemberment insurance. The aforementioned amounts represent insurance premiums paid on behalf of Mr. Kamei that exceed the percentage the Company pays for all employees on a non-discriminatory basis. In addition, all other compensation for Mr. Kamei includes $26,400 in housing allowances and company car use equaling $4,918. During fiscal year 2018 and fiscal year 2019, Mr. Kamei is an expatriate.

(8)

The amounts reported include $50,693 paid to Mr. Kamei by Kura Japan in Japanese yen. The amount paid in Japanese yen was converted into U.S. dollars at an average exchange rate for fiscal year 2019 based on the rates published by the Bank of Japan as it was paid throughout fiscal year 2019.

(9)	For 2019, all other compensation for Mr. Uba includes a company car use equaling $5,599.
(10)

For 2019, all other compensation for Mr. Kamei includes $4,583 in medical insurance premiums; $397 in dental insurance premiums; $77 in vision insurance premiums; and $23 in life, accidental death and dismemberment insurance. The aforementioned amounts represent insurance premiums paid on behalf of Mr. Kamei that exceed the percentage the Company pays for all employees on a non-discriminatory basis. In addition, all other compensation for Mr. Kamei includes $30,905 in housing allowances and company car use equaling $9,572. During fiscal year 2018 and fiscal year 2019, Mr. Kamei is an expatriate.

Narrative Disclosure to Summary Compensation Table

Employment Agreements

On August 5, 2019, in connection with the closing of the Company’s IPO, we entered into employment agreements with Messrs. Uba, Shinohara and Kamei (collectively, the “Employment Agreements”).

Employment Term and Position. The term of employment of each of Messrs. Uba and Shinohara will be three years from the closing of our IPO on August 5, 2019, subject to automatic one-year extensions provided that neither party provides written notice of non-extension at least one hundred twenty (120) days prior to the expiration of the then-current term. The term of employment for Mr. Kamei commenced on August 5, 2019 and shall continue until Kura Japan ends Mr. Kamei’s temporary assignment to us. During their respective terms of employment, Mr. Uba will serve as Chairman of the Board, President and Chief Executive Officer of the Company, Mr. Shinohara will serve as Chief Financial Officer, Treasurer and Secretary of the Company and Mr. Kamei will serve as Chief Operating Officer of the Company and as a member of our Board of Directors.

Base Salary, Annual Bonus and Equity Compensation. Pursuant to their employment agreements, Messrs. Uba, Shinohara and Kamei are entitled to initial base salaries of $340,000, $240,000, and $220,000, respectively. In addition, Messrs. Uba, Shinohara and Kamei will be eligible to receive annual performance-based cash bonuses, the amount and terms of which shall be in the discretion of the Compensation Committee. Messrs. Uba, Shinohara and Kamei will also be eligible to receive equity awards, the form and terms of which will be determined by our Board of Directors or the Compensation Committee in their discretion.

Severance. Mr. Kamei’s employment agreement does not provide for payment of severance upon the end of his temporary assignment to us. The employment agreements for Messrs. Uba and Shinohara, on the other hand, provide for severance upon a termination by us without cause, on the account of our failure to renew the employment agreement, or by Messrs. Uba or Shinohara for good reason, in each case, subject to the execution of an effective release of claims in favor of the Company, its affiliates and their respective officers and directors by Messrs. Uba or Shinohara, as applicable. Upon a termination of employment by us without cause, on the account of our failure to renew the employment agreement, or by Messrs. Uba or Shinohara for good reason, Messrs. Uba or Shinohara, as applicable, are entitled to severance consisting of (a) a lump sum payment equal to base salary for the year in which the termination occurs, (b) reimbursement for payments such person makes for COBRA coverage for a period of twelve (12) months, or until such person has secured other employment, whichever occurs first, and (c) accelerated vesting of the applicable portion of such person’s equity awards that would have vested on August 31 of that same fiscal year, absent such termination.

For purposes of the employment agreements, the Company will have “cause” to terminate Messrs. Uba or Shinohara’s employment upon (a) his willful failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness); (b) his willful failure to comply with any valid and legal directive of our Board of Directors; (c) his willful engagement in dishonesty, illegal conduct, or misconduct, which is, in each case, injurious to the Company or its affiliates; (d) his embezzlement, misappropriation, or fraud, whether or not related to his employment with the Company; (e) his conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude; (f) his violation of a material policy of the Company; (g) his willful unauthorized disclosure of confidential information (as defined in his employment agreement); (h) his material breach of any material obligation under his employment agreement or any other written agreement between him and the Company; or (i) any material failure by him to comply with the Company’s written policies or rules, as they may be in effect from time to time during the employment term. Under the employment agreements, no act or failure to act shall be considered “willful” unless it is done, or omitted to be done, by such person in bad faith or without reasonable belief such person’s action or omission was in the best interests of the Company and any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by our Board of Directors or upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by such person in good faith and in the best interests of the Company.

Pursuant to their employment agreements, each of Messrs. Uba and Shinohara will have “good reason” to terminate his employment after occurrence, without his consent of (a) a material reduction in the base salary other than a general reduction in base salary that affects all similarly situated executives in substantially the same proportions; (b) any material breach by the Company of any material provision of this Agreement; (c) a material, adverse change in his authority, duties, or responsibilities (other than temporarily while he is physically or mentally incapacitated or as required by applicable law) taking into account the Company’s size, status as a public company, and capitalization as of the effective date of the employment agreements; (d) a material adverse change in the reporting structure applicable to the him; or (e) the Company’s current principal executive office is moved by 50 miles or more. However, no termination for “good reason” will be effective unless (i) Messrs. Uba or Shinohara, as applicable, provides the Company with notice of the grounds for termination of good reason within thirty (30) days of the initial existence of such grounds and (ii) the Company has at least thirty (30) days from the date on which such notice is given to cure such circumstances. If Messrs. Uba or Shinohara, as applicable, does not terminate his employment for good reason within thirty (30) days after the expiration of the Company’s cure period, then such person will be deemed to have waived his right to terminate for good reason with respect to such grounds.

Restrictive Covenants. Pursuant to their respective employment agreements, Messrs. Uba and Shinohara are subject to certain non-solicitation restrictions for a twelve-month period after termination of employment. Mr. Kamei’s employment agreement does not subject him to a non-solicitation restriction following the end of his temporary assignment to us.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information regarding outstanding equity awards at the end of fiscal year 2019 for each of the NEOs:

	Option Awards(1)
Name	Number of securities underlying unexercised options exercisable	Number of Securities Underlying Unexercised Option Unexercisable		Option Exercise Price	Option Expiration Date
Hajime Uba	24,240	53,331	(2)	$4.26	6/16/2028
Koji Shinohara	26,225	—		$4.26	6/16/2028
Manabu Kamei	10,605	23,333	(2)	$4.26	6/16/2028

(1)	Each equity award is subject to the terms of our 2018 Incentive Compensation Plan.
(2)

The shares subject to the equity award vest in equal quarterly installments on the last day of each calendar quarter over approximately forty-five (45) months after June 16, 2018, generally subject to the NEO’s continuous service relationship with the Company through each applicable vesting date.

Payments Upon Termination or Change in Control

None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control, except as provided in the employment agreements described above and the equity acceleration pursuant to the 2018 Incentive Compensation Plan (“Stock incentive Plan”) described below.

Retirement Plans

We do not maintain any deferred compensation, retirement, pension or profit-sharing plans. We have adopted an equity incentive plan, the material terms of which are described below.

Employee Benefits

All of our full-time employees, including our NEOs, are eligible to participate in health and welfare plans maintained by the Company, including:

•	medical, dental and vision benefits; and

•	basic life and accidental death & dismemberment insurance.

Our NEOs participate in these plans on the same basis as other eligible employees. We do not maintain any supplemental health and welfare plans for our NEOs.

Stock Incentive Plan

The following is a summary of the material terms of our Stock Incentive Plan, which was initially adopted in June 2018. This summary is qualified in its entirety by reference to the actual text of the plan, which was filed as an exhibit to the registration statement on Form S-1 (File No. 333-232551) in connection with our IPO.

General. The Stock Incentive Plan authorizes the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), dividend equivalents, and other stock-based awards and performance awards to employees, officers, directors, consultants and advisors. The number of shares of common stock available for issuance under the Stock Incentive Plan shall not exceed 700,000. The number of shares issued or reserved pursuant to the Stock Incentive Plan (or pursuant to outstanding awards) is subject to adjustment as a result of mergers, consolidations, reorganizations, stock splits, stock dividends and other changes in our common stock. Shares subject to awards that have been terminated, expired unexercised, forfeited or settled in cash shall, to the extent of such termination, expiration, forfeiture or cash settlement, again be available for delivery under the Stock Incentive Plan. Shares that have been delivered to us in payment or satisfaction of the exercise price or tax withholding obligation of an award will not be available for awards under the Stock Incentive Plan.

Administration. The Stock Incentive Plan is administered by the Compensation Committee, or in the absence of any such committee, the Board of Directors itself. The administrator of the plan has the discretion to determine the individuals to whom awards may be granted under the Stock Incentive Plan, the manner in which such awards will vest and the other conditions applicable to awards in accordance with the terms in the Stock Incentive Plan. Options, SARs, restricted stock, RSUs, dividend equivalents, other stock-based awards and performance awards may be granted to participants in such numbers and at such times during the term of the Stock Incentive Plan as the administrator of the plan shall determine. The administrator is authorized to interpret the Stock Incentive Plan, correct defects, supply omissions or reconcile inconsistencies therein, and make any other determinations that it deems necessary or advisable for the administration of the Stock Incentive Plan. All decisions by the administrator of the plan are final and binding on all participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Stock Incentive Plan or any award.

Options. The administrator will determine the exercise price and other terms for each option and whether the options are nonqualified stock options or incentive stock options. Incentive stock options may be granted only to employees and are subject to certain other restrictions provided that such exercise price shall not be less than the fair market value of the underlying stock on the date of the grant. To the extent an option intended to be an incentive stock option does not so qualify, it will be treated as a nonqualified option. The administrator shall determine the time or times at which or the circumstances under which an option may be exercised, the method by which notice of exercise is to be given and the form of exercise notice to be used, the form of such payment, and the methods by or forms in which shares of common stock will be delivered to participants.

Stock Appreciation Rights. The administrator may grant SARs independent of or in connection with an option. Generally, each SAR will entitle a participant upon exercise to an amount equal to: the excess of the fair market value on the exercise date of one share of common stock over the grant price of the SAR as determined by the administrator, times the number of shares of common stock covered by the SAR. The administrator shall determine the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which shares of common stock will be delivered or deemed to be delivered to participants.

Restricted Stock and Restricted Stock Units. The administrator may award restricted common stock and RSUs. Restricted stock awards consist of shares of stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. RSUs result in the transfer of shares of common stock or cash to the participant only after specified conditions are satisfied. The administrator will determine the restrictions and conditions applicable to each award of restricted stock or RSUs, which may include performance vesting conditions.

Bonus Stock and Awards in Lieu of Obligations. Bonus stock and awards in lieu of obligations are grants of fully vested shares of our Class A common stock or other awards that may be made in lieu of obligations to pay cash or deliver other property under the Stock Incentive Plan or under other plans or compensatory arrangements.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our Class A common stock and may be granted alone or in tandem with awards. The administrator may provide that dividend equivalents shall be paid or distributed when accrued or at some later date, or whether such dividend equivalents shall be deemed to have been reinvested in additional shares, awards, or other investment vehicles, and subject to restrictions on transferability and risks of forfeiture as the administrator may specify. Dividend equivalents may not be paid on awards granted under the Stock Incentive Plan subject to performance-based vesting unless and until such awards have vested.

Performance Awards. Performance awards will be granted by the administrator in its discretion on an individual or group basis. Generally, these awards will be based upon specific performance targets and will be paid in cash or in Class A common stock or in a combination of both. The performance targets to be achieved and the period in which the plan participant must achieve said performance targets shall be determined by the administrator upon the grant of each performance award.

Other Stock-Based Awards. The administrator is authorized, subject to limitations under applicable law, to grant to any plan participants such other awards that may be denominated or payable in Class A common Stock, as deemed by the administrator to be consistent with the purposes of the Stock Incentive Plan.

Performance Criteria. Vesting of awards granted under the Stock Incentive Plan may be subject to the satisfaction of performance criteria achieved during the performance periods established by the administrator. The performance criteria and performance periods may vary from participant to participant, group to group and period to period.

Adjustments. In the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the common stock, the administrator will appropriately adjust the number of shares available under and subject to outstanding awards under the Stock Incentive Plan.

Transferability. Unless otherwise determined by the Compensation Committee, awards granted under the Stock Incentive Plan generally are not transferable other than by will or by the laws of descent and distribution.

Treatment of Awards upon a Change in Control. If and only if (i) provided in any employment agreement, award agreement or other agreement between the Company and a plan participant, or (ii) the administrator of the Stock Incentive Plan makes a determination, then upon the occurrence of a change in control of our company, (a) all outstanding options, SARs and other awards in the nature of rights that may be exercised will become fully exercisable, (b) all time-based vesting restrictions on outstanding awards will lapse; and (c) the payout opportunities attainable under all outstanding performance-based awards will vest based on target performance and the awards will pay out either in full or on a pro rata basis, based on the time elapsed prior to the change in control.

Nonqualified Deferred Compensation

Our NEOs did not earn any nonqualified deferred compensation benefits from us during fiscal year 2019.

Director Compensation

In November 2019, we adopted a non-employee director compensation plan covering non-employee directors. Under the plan, each non-employee director covered by the plan will receive an annual cash retainer and an annual grant of stock options for board service, and if such non-employee director serves as a committee chair or a lead independent director, an additional annual cash retainer for such committee chair or lead independent director service. The board has currently fixed the cash retainer for board service at $40,000 per year, the cash retainer for service as a committee chair at $20,000 to $25,000 per year and the cash retainer for service as a lead independent director at $20,000 per year. Each non-employee director will also receive the annual retainer stock option issued under the 2018 Incentive Compensation Plan with the value of $40,000 on the grant date. Such grant will have the other terms provided for in the 2018 Incentive Compensation Plan and the award agreement providing for such grant. Directors who are also employees, such as Mr. Uba and Mr. Kamei, do not and will not receive any compensation for their services as directors.

Directors have been and will continue to be reimbursed for travel, food, lodging and other expenses directly related to their activities as directors, including expenses incurred in attending board meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws, as well as the protection provided by director and officer liability insurance provided by us.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Kura Japan

As discussed elsewhere in this Proxy Statement, our Class B common stock has ten votes per share, while our Class A common stock has one vote per share. As of December 23, 2019, 100% of our Class B common stock is controlled by Kura Japan. As a result, Kura Japan is able to control all matters submitted to our stockholders for approval even if it owns significantly less than 50% of the number of shares of our outstanding equity interests. This concentrated control could discourage others from initiating any potential merger, takeover or other change of control transaction that other stockholders may view as beneficial.

As a majority-owned subsidiary of Kura Japan, we believe we benefit from our relationship with Kura Japan when we buy supplies or other services. If Kura Japan’s ownership interest declines significantly, we may lose a significant amount of the benefits of our relationship with Kura Japan, many of which are not covered by the Shared Services Agreement described below. For example, we believe we currently obtain beneficial pricing and/or service levels from certain suppliers. These benefits are not contractually tied to Kura Japan’s ownership amount, and the relevant suppliers and service providers could decide to stop giving us beneficial pricing and/or service levels even if Kura Japan still owns a substantial equity stake in us.

In connection with the closing of our IPO, we and Kura Japan entered into an amended and restated exclusive license agreement with respect to our use of certain intellectual property owned by Kura Japan and a shared services agreement to provide a framework for our continuing relationship.

Amended and Restated Exclusive License Agreement. Under the Amended and Restated Exclusive License Agreement, Kura Japan has agreed to grant an exclusive, royalty-bearing license for us to use its intellectual property rights, including, but not limited to, Kura Japan’s trademarks “Kura Sushi” and “Kura Revolving Sushi Bar,” and patents for a food management system and proprietary Mr. Fresh dome, among other intellectual property rights necessary to continue operation of our restaurants in the United States in the same manner as previously operated. Kura Japan and we have agreed that the royalty rate that we would pay Kura Japan for use of such intellectual property is 0.5% of the Company’s net sales.

Shared Services Agreement. Under the Shared Services Agreement, Kura Japan and we have agreed that Kura Japan will continue to provide the Company with certain strategic, operational and other support services, including assigning certain employees to work for the Company as expatriates to provide support to the Company’s operations, sending its employees to the Company on a short-term basis to provide support for the opening of new restaurants or renovation of existing restaurants, and providing the Company with certain supplies, parts and equipment for use in the Company’s restaurants. In addition, we have agreed to continue to provide Kura Japan with certain translational support services and market research analyses. In exchange for receipt of such services, supplies, parts and equipment, the Shared Services Agreement contemplates that the parties will pay fees to each other as more specifically set forth thereunder.

Procedures for Approval of Related Party Transactions

Our board of directors has adopted a written related person transaction policy to comply with Section 404 of the Securities Exchange Act of 1934, as amended, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administrated by our Audit Committee. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that The Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

The principal purpose of the Audit Committee is to assist the Board of Directors in its oversight of (i) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (ii) our system of disclosure controls and internal controls over financial reporting; (iii) our compliance with legal and regulatory requirements; (iv) the qualifications and independence of our independent auditor; (v) the performance of our independent auditor; and (vi) the business practices and ethical standards of the Company. The Audit Committee is responsible for the appointment, compensation, retention and oversight of work of the Company’s independent auditor. The Audit Committee’s function is more fully described in its charter.

Our management is responsible for the preparation, presentation and integrity of our financial statements, for the appropriateness of the accounting principles and reporting policies that we use and for establishing and maintaining adequate internal control over financial reporting. Deloitte & Touche LLP (“Deloitte”), our independent registered public accounting firm for the year ending August 31, 2019, was responsible for performing an independent audit of our financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2019, and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management our audited financial statements included in our Annual Report on Form 10-K for the year ended August 31, 2019.

The Audit Committee has also reviewed and discussed with Deloitte the audited financial statements in the Form 10-K. In addition, the Audit Committee discussed with Deloitte those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, Deloitte provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with Deloitte its independence from the Company.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Form 10-K for filing with the SEC.

THE AUDIT COMMITTEE

Seitaro Ishii

Shintaro Asako

INFORMATION ABOUT INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors routinely reviews the performance and retention of our independent registered public accounting firm in accordance with its charter, and has determined that it is an appropriate time to review its selection of our independent registered public accounting firm. The Audit Committee is currently in the process of evaluating potential independent registered public accounting firms, including our current independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), and expects to complete this process and for the Audit Committee to select and appoint an independent registered public accounting firm for the remainder of the fiscal year ended August 31, 2020 after the date of the Annual Meeting. In light of this ongoing process, we are not submitting a proposal for the ratification of the appointment of Deloitte at the Annual Meeting, although we expect to resume this practice for the annual meeting to occur in 2021.

We expect representatives of Deloitte to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees billed for professional services rendered by Deloitte for the audit of our financial statements for the 2019 and 2018 fiscal years and the aggregate fees for other services rendered by Deloitte billed in those periods:

	2019	2018
Audit Fees(1)	$581,500	$225,500
Audit-Related Fees(2)	1,457,000	—
Tax Fees(3)	17,220	18,754
All Other Fees	—	—

Total Fees	$2,055,720	$244,254

(1)	Audit Fees include professional services rendered for the audit of our annual financial statements.
(2)	Audit-Related fees consist of professional services performed in connection with our Form S-1 filing.
(3)	Tax Fees consist of fees billed for professional services rendered for tax compliance, including the preparation and review of our tax returns.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The charter of the Audit Committee requires that the Audit Committee pre-approve any independent accountant’s engagement to render audit and/or permissible non-audit services, subject to the de minimus safe harbor exception to the pre-approval requirement described in the Audit Committee charter and as otherwise required by law. All of the fees identified in the table above were approved in accordance with SEC requirements and, following our IPO, pursuant to the policies and procedures set forth in the Audit Committee charter as described above. Commencing upon our IPO, all of the services of Deloitte for 2019 described above were pre-approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. Based solely on our review of the reports filed during fiscal year 2019, and on written representations from such reporting persons, we determined that no director, executive officer or beneficial owner of more than 10% of any class of our common stock failed to file any report as required under Section 16(a) on a timely basis during fiscal year 2019.

STOCKHOLDER PROPOSALS

Stockholder proposals for inclusion in the Company’s Proxy Statement and form of proxy relating to the Company’s 2021 annual meeting of stockholders to be held in 2021 must be received by the Company at the principal executive offices of the Company no later than the close of business on August 29, 2020. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2021 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on November 9, 2020 nor earlier than the close of business on October 10, 2020, assuming the Company does not change the date of the 2021 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2020 annual meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws and be submitted in writing to the Secretary at the principal executive offices.

DIRECTORS’ ATTENDANCE AT ANNUAL STOCKHOLDERS MEETINGS

The Company invites its Board members to attend its annual stockholders meetings and requires that they make every effort to attend these meetings absent an unavoidable and irreconcilable conflict.

STOCKHOLDER COMMUNICATIONS

Any security holder of the Company wishing to communicate with the Board may write to the Board at Kura Sushi USA, Inc. at 17932 Sky Park Circle, Suite H, Irvine, California 92614, or by email at investor@kurausa.com. The Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee, unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, to the knowledge of the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope, or vote via the Internet or by telephone, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. We make available free of charge on or through our Internet website, www.kurasushi.com, our reports and other information filed with or furnished to the SEC and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC’s Internet website, www.sec.gov, also contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC.

WE WILL PROVIDE, WITHOUT CHARGE, ON THE WRITTEN REQUEST OF ANY STOCKHOLDER, A COPY OF OUR 2019 ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SEC PURSUANT TO RULE 13A-1. STOCKHOLDERS SHOULD DIRECT SUCH REQUESTS TO THE COMPANY’S SECRETARY AT 17932 SKY PARK CIRCLE, SUITE H, IRVINE, CALIFORNIA 92614, OR BY EMAIL INVESTOR@KURAUSA.COM.

KURA SUSHI USA, INC 17932 Sky Park Circle, Suite H Irvine, CA 92614 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 02/06/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 02/06/2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 1A Hajime Uba 1B Manabu Kamei 1C Seitaro Ishii 1D Shintaro Asako 1E Kim Ellis NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice & Proxy Statement are available at www.proxyvote.com KURA SUSHI USA, INC Annual Meeting of Stockholders February 7, 2020 10:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Hajime Uba and Koji Shinohara, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of KURA SUSHI USA, INC that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 17932 Sky Park Circle, Suite H, Irvine, California 92614 at 10:00 am Pacific Time, on February 7, 2020 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side